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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               MAYTAG CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                DELAWARE                               42-0401785
        (STATE OF INCORPORATION)          (IRS EMPLOYER IDENTIFICATION NUMBER)

      403 WEST FOURTH STREET NORTH                        50208
              NEWTON, IOWA                             (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

       TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
       -------------------                ------------------------------
    Preferred Stock Purchase Rights          New York Stock Exchange

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE

The undersigned registrant hereby amends Items 1 and 2 of its Registration Statement on Form 8-A (File No. 001-00655), filed with Securities and Exchange Commission (the "Commission") on February 13, 1998 (the "Form 8-A"), as amended on November 18, 2004 and May 19, 2005, as set forth below. All capitalized terms not defined herein will have the meanings ascribed to such terms in the Rights Agreement, as amended on November 15, 2004 and May 19, 2005, between Maytag Corporation (the "Company") and Computershare Investor Services LLC (the "Rights Agent"), successor to Harris Trust and Savings Bank, dated as of February 12, 1998, as amended on August 22, 2005.
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                                                                    EXHIBIT 4.03

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Reference is hereby made to the Registration Statement on Form 8-A filed by the Company with the Commission on February 13, 1998, as amended on November 18, 2004 and May 19, 2005, relating to the Rights Agreement between Maytag Corporation (the "Company") and Computershare Investor Services LLC (the "Rights Agent"), successor to Harris Trust and Savings Bank, dated as of February 12, 1998, as amended as of November 15, 2004 and May 19, 2005 (the "Rights Agreement"). Such Forms 8-A and 8-A/A are hereby incorporated by reference herein.

On August 22, 2005, the Board of Directors of the Company voted to adopt an Amendment to the Rights Agreement, which renders the Rights inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of August 22, 2005, among the Company, WHIRLPOOL CORPORATION, a Delaware corporation, and WHIRLPOOL ACQUISITION CO., a Delaware corporation and a wholly owned subsidiary of WHIRLPOOL CORPORATION. A copy of the Amendment is attached hereto as Exhibit 4.03 and is incorporated herein by reference. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment.

ITEM 2.   EXHIBITS.

4.01. Amendment to Rights Agreement, dated as of November 15, 2004, between the Company and the Rights Agent (incorporated by reference to the Form 8-A12B filed on November 18, 2004).

4.02 Amendment to Rights Agreement, dated as of May 19, 2005, between the Company and Computershare Investor Services LLC, as Rights Agent (incorporated by reference to the Form 8-A12B filed on May 20, 2005).

4.03 Amendment to Rights Agreement, dated as of August 22, 2005, between the Company and Computershare Investor Services LLC, as Rights Agent.



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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         MAYTAG CORPORATION

Date August 22, 2005                   By:   /s/     Roger K. Scholten
                                             -----------------------------------
                                             Name:   Roger K. Scholten
                                             Title:  Sr. V.P.

                                       EXHIBIT INDEX

4.01. Amendment to Rights Agreement, dated as of November 15, 2004, between Maytag Corporation and Harris Trust And Savings Bank, as Rights Agent (incorporated by reference to the Form 8-A12B filed on November 18, 2004).

4.02 Amendment to Rights Agreement, dated as of May 19, 2005, between the Company and Computershare Investor Services LLC, as Rights Agent (incorporated by reference to the Form 8-A12B filed on May 20, 2005).

4.03 Amendment to Rights Agreement, dated as of August 22, 2005, between the Company and Computershare Investor Services LLC, as Rights Agent.